CONTRACT DATA

Contract Number:            [9920-SAMPLE]   Contract Date:     [November 1, 2002]
Initial Purchase Payment:   [$25,000]       Retirement Date:   [November 1, 2042]
Annuitant:                  [John Doe]      Contract Type:     [Non-Qualified]
Contract Owner:             [John Doe]

Upon issuance of this contract your initial purchase payment has been applied to the One Year Fixed Account, Guarantee Period Account(s) and variable subaccounts as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. Refer to the purchase payments provision on Page 9.

Allocation                                                           Purchase
                                                                     Payment
                                                                    Allocation
                                                                    Percentage
AEL One-Year Fixed Account                                            [___%
[2 Year Guarantee Period Account                                       ___%
3 Year Guarantee Period Account                                        ___%
4 Year Guarantee Period Account                                        ___%
5 Year Guarantee Period Account                                        ___%
6 Year Guarantee Period Account                                        ___%
7 Year Guarantee Period Account                                        ___%
8 Year Guarantee Period Account                                        ___%
9 Year Guarantee Period Account                                        ___%
10 Year Guarantee Period Account                                       ___%
AXP(R) VP - Cash Management Fund                                       ___%
AXP(R) VP - Federal Income Fund                                        ___%
Evergreen VA Strategic Income Fund                                     ___%
Fidelity VIP Growth & Income Portfolio (Service Class)                 ___%
AIM V.I. Capital Appreciation Fund - Series I                          ___%
AIM V.I. Dent Demographics Fund - Series I                             ___%
AIM V.I. Premier Equity Fund - Series I                                ___%
Alliance VP Growth and Income Portfolio (Class B)                      ___%
Alliance VP Premier Growth Portfolio                                   ___%
(Class B)                                                              ___%
AXP(R) VP - New Dimensions Fund(R)                                     ___%
AXP(R) VP - S&P 500 Index Fund                                         ___%
Evergreen VA Growth and Income Fund                                    ___%
Evergreen VA Omega Fund]                                               ___%]

Allocation                                                           Purchase
                                                                     Payment
                                                                    Allocation
                                                                    Percentage
[Fidelity VIP Balanced Portfolio (Service Class)                      [___%
Fidelity VIP Contrafund(R) Portfolio (Service Class)                   ___%
MFS(R) Investors Trust Series - Service Class                          ___%
Putnam VT Growth and Income Fund - Class IB Shares                     ___%
Evergreen VA Masters Fund                                              ___%
Fidelity VIP Mid Cap Portfolio (Service Class)                         ___%
FTVIP Mutual Shares Securities Fund - Class 2                          ___%
Putnam VT Vista Fund - Class IB Shares                                 ___%
AXP(R) VP - Small Cap Advantage Fund                                   ___%
Evergreen VA Small Cap Value Fund                                      ___%
FTVIP Franklin Small Cap Fund - Class 2                                ___%
MFS(R) New Discovery Series - Service Class                            ___%
FTVIP Templeton Developing Markets Securities Fund - Class 2           ___%
FTVIP Templeton Foreign Securities Fund - Class 2                      ___%
Putnam VT International Growth Fund - Class IB Shares                  ___%
Evergreen VA Global Leaders Fund                                       ___%
Alliance VP Technology Portfolio (Class B)                             ___%
AXP(R) VP - Managed Fund                                               ___%
MFS(R) Total Return Series - Service Class]                            ___%
                                                                       ___%]

                           Purchase Payment Credits

    Cumulative Net Purchase Payment Amount    Net Purchase Payment Credit Percentage
    --------------------------------------    --------------------------------------
                [$0  -  $99,999                                [0%
                  $100,000 +]                                   1%]

Purchase payment credits are not vested until [12 months ] after being credited in the case of a free look cancellation, a death claim payment or a full withdrawal not subject to withdrawal charges.

240343-EDP                          Page 2A

Contract Number:  [9920-SAMPLE]            Contract Date:  [November 1, 2002]

[Maximum Anniversary Value Death Benefit Rider- Attached]

[5% Accumulation Death Benefit Rider - Attached]

[ Enhanced Protection Death Benefit Rider - Attached]

[ Enhanced Death Benefit Rider - Attached]

[ Performance Credit Rider - Attached                  [Annual Charge of 0.15%]
"Subaccount Limitation under the Performance Credit Rider: We reserve the right to limit the total amount in the fixed accounts (and the [ AXP Variable
Portfolio - Cash Management Fund]) to (10%) of the contract value." ]

[Guaranteed Minimum Income Benefit Rider               [Annual Charge of 0.30%]
(Maximum Anniversary Value Benefit Base) - Attached
"Subaccount Limitation under the Guaranteed Minimum Income Benefit Rider: We reserve the right to limit the total amount in the fixed accounts (and the
[AXP Variable Portfolio - Cash Management Fund]) to (10%) of the total amount in the subaccounts." ]

[ Guaranteed Minimum Income Benefit Rider              [Annual Charge of 0.30%]
(5% Accumulation Benefit Base)  - Attached
"Subaccount Limitation under the Guaranteed Minimum Income Benefit Rider: We reserve the right to limit the total amount in the fixed accounts (and the
[AXP Variable Portfolio - Cash Management Fund] ) to (10%) of the total amount in the subaccounts." ]

[Guaranteed Minimum Income Benefit Rider               [Annual Charge of 0.30%]
(Enhanced Protection Benefit Base)  - Attached
"Subaccount Limitation under the Guaranteed Minimum Income Benefit Rider: We reserve the right to limit the total amount in the fixed accounts (and the [AXP
Variable Portfolio - Cash Management Fund]) to (10%) of the total amount in the subaccounts." ]

[Guaranteed Minimum Income Benefit Rider               [Annual Charge of 0.45%]
(6% Accumulation Benefit Base)  - Attached
"Subaccount Limitation under the Guaranteed Minimum Income Benefit Rider: We reserve the right to limit the total amount in the fixed accounts (and the
[AXP Variable Portfolio - Cash Management Fund]) to (10%) of the total amount in the subaccounts." ]

[Benefit Protector Death Benefit Rider Attached        [Annual Charge of 0.25%]

   Rider Benefit Percentage                               [40%]
   Maximum Earnings at Death Percentage                  [250%]]

[Benefit Protector Plus Death Benefit Rider Attached   [Annual Charge of 0.40%]

   Rider Benefit Percentage                               [40%]
   Maximum Earnings at Death Percentage                  [250%]
   Purchase Payment Percentage Schedule
      Death Occurring in Contract Years                Percentage
         1 - 2                                             [0%]
         3 - 4                                            [10%]
         5 and later                                      [20%]]

240343-EDP                          Page 2B

Contract Number:  [9920-SAMPLE]            Contract Date:  [November 1, 2002]

Withdrawal Charge: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the contract value withdrawn is from payments received during the [seven years] before withdrawal.

      Years From Purchase Payment Receipt                 Withdrawal Charge
      -----------------------------------        -----------------------------------
                      [1                         8.0% of purchase payment withdrawn
                      2                          8.0% of purchase payment withdrawn
                      3                          7.0% of purchase payment withdrawn
                      4                          7.0% of purchase payment withdrawn
                      5                          6.0% of purchase payment withdrawn
                      6                          5.0% of purchase payment withdrawn
                      7                          3.0% of purchase payment withdrawn
                      8 +                        0.0% of purchase payment withdrawn]
                                    OR
                      [1                         8.0% of purchase payment withdrawn
                      2                          7.0% of purchase payment withdrawn
                      3                          6.0% of purchase payment withdrawn
                      4                          4.0% of purchase payment withdrawn
                      5                          2.0% of purchase payment withdrawn
                      6 +                        0.0% of purchase payment withdrawn]

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. Refer to the withdrawal charge provision on Page 14 for additional withdrawal charge information.

Annual Mortality and Expense Risk Charge: [0.85% - 1.70% of the daily net
asset value]                                                      See Page 13.

Annual Variable Account Administrative Charge: [0.15% of the daily net asset
value]                                                            See Page 13.

Contract Administrative Charge: [$40], waived at contract values of [$50,000] or more

The Maximum Total Purchase Payment: [$1,000,000]

The Minimum Additional Purchase Payment: [$100]

The Minimum Investment in any Guarantee Period Account: [$1,000]

The Guaranteed Minimum Effective Interest Rate to be credited to the AEL One Year Fixed Account and Guarantee Period Account(s) is 3%.

MARKET VALUE ADJUSTMENT
-----------------------
All payments and values based on the Guarantee Period Account(s) are subject to a Market Value Adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. See Page 14.

240343-EDP                          Page 2C